EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") by and between COMPU-DAWN, INC., a Delaware corporation ("Compu-DAWN") and e. TV Commerce Inc., a Delaware Corporation ("e.TV, and together with Compu-DAWN, the "Company") with offices at 77 Spruce Street, Cedarhurst, New York 11516, and Rudy C. Theale, Jr., residing at the address set forth in Section 3.1 ("Executive") is made and entered as of January 8, 1999, ("Effective Date").


                                    RECITALS


     WHEREAS the Company wishes to employ the Executive, and the Executive is willing to accept such employment for the Company on a full time basis upon the terms and conditions hereafter set forth.

     NOW THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein, the parties hereto agree as follows:

     1.1 Retention. The Company hereby retains the Executive as Executive Vice President of Compu-DAWN and President of e.TV for and during the term hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

     1.2 Duties of Executive. The Executive shall perform in the capacity described in Section 1.1 hereof on a full-time basis and shall have such duties, responsibilities, and authorities as are designated for such offices pursuant to the Bylaws, as amended, of the Company, and as may be reasonably assigned to him from time to time by the Chief Executive Officer of the Company. The Executive agrees to devote his full time during normal business hours, best efforts, abilities, knowledge and experience to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to him and which are consistent with his executive offices under Section 1.1 of this Agreement. Notwithstanding the preceding, the Executive may, without being in violation of his obligations hereunder, (i) serve on corporate, civic or charitable boards or committees which are not engaged in business in the computer software, radio or telecommunications industries, provided, however, the Executive may serve on boards or committees otherwise prohibited hereunder as director of a trade or business association related to the computer software, radio or telecommunications industries with the prior written consent of the Chief Executive Officer, (ii) invest the Executive's personal assets in such form or manner as will not require any material services by the Executive in the operation of the entities in which such investments are made, provided the Executive shall use his best efforts to pursue such activities in such a manner so that such activities shall not prevent the Executive from fulfilling his obligations to the Company hereunder, and provided further, the Executive shall resolve any conflict between his obligations to the Company and his obligations to any other entity in which the Executive has a financial interest in favor of the Company.

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     1.3 Term.  This Agreement  shall become  effective as of the Effective Date and shall continue in force and effect until December 31, 2001, unless sooner terminated as provided in Section 1.6 hereof. This Agreement shall automatically renew for additional one (1) year periods unless either party has given at least sixty (60) days prior written notice of their intention not to renew.

     1.4 Compensation. The Company (either by Compu-DAWN or e.TV) shall pay the Executive, as full compensation for services rendered by the Executive under the Agreement, as follows:

          (a) Base Salary. The Company shall pay the Executive a base salary of TWO HUNDRED EIGHT THOUSAND DOLLARS ($208,000.00) per year, or such higher salary as may be determined from time to time during the term hereof either in accordance with the provisions of Section 1.4(b) hereof or by the Board of Directors of Compu-DAWN in its sole discretion, prorated for any partial period of employment ("Salary"). Such Salary shall be paid by the Company (either by Compu-DAWN or e.TV) to the Executive in twenty-six (26) equal installments in accordance with the regular payroll payment dates of the Company or in such installments and on such days during the month as the Company and the Executive shall mutually determine. In the event this agreement renews automatically as provided in paragraph 1.2 hereof increases in base salary will be a minimum of the cumulative annual average increase for the prior year as stated in the consumer price index all urban consumers Jacksonville, Florida Area publicized by the U.S. Department of Commerce. If such index is terminated or no longer in existence use of a comparable index will be accepted.

          (b) Bonus. In addition to the Salary set forth in Section 1.4(a) hereof, the Executive shall be entitled to receive a sales and marketing bonus (the "Bonus") to be determined by the mutual agreement of the Compu-DAWN and the Executive which, among other things, will allow the Executive to earn such a Bonus of up to fifty percent (50%) of the Executive's Salary each year, based on certain performance thresholds.

     1.5 Employment Benefits. In addition to the Salary, the signing bonus and the Bonus, payable to the Executive hereunder, the Executive shall be entitled to the following benefits upon satisfaction by the Executive of the eligibility requirements therefor, subject to the following limitations:

          (a) Sick Leave Benefits and Disability Insurance. Unless this Agreement is terminated pursuant to the provisions of Section 1.6(b) hereof and provided that Executive has been employed on a full time basis for a minimum of three (3) months, the Executive shall be paid sick leave benefits for a period of up to three (3) months at his then prevailing Salary rate during his absence due to illness or other incapacity, reduced by the amount, if any, of worker's compensation, social security entitlement, or disability benefits, if any, under the Company's group disability insurance plan, if any.

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          (b) Life Insurance;" Key Man" Life Insurance.  The Company, at its own
     expense, shall provide the Executive, subject to the Executive passing any physical examination required by the Company's insurance company, life insurance benefits under and consistent with any group term life insurance plan which Compu-DAWN, at its election, may adopt. Any such life insurance coverage shall be upon terms and conditions comparable to the coverage, if any, provided other executive officers of the Company, and provided further, however, that the Company shall not be obligated to incur a premium of more than $1,000 per year for any such coverage. In addition, the Company may obtain "key man" life insurance upon the life of the Executive in an amount determined by Compu-DAWN in its sole discretion. The Executive shall fully cooperate in obtaining said life insurance, including submitting to any physical examination.

          (c) Hospitalization, Accident, Major Medical and Dental Insurance. The Company, at its own expense, shall provide the Executive (and all dependents of the Executive at the request of the Executive) with group hospitalization, group accident, major medical, and dental insurance in amounts of coverage comparable to the coverage, if any, provided other executive officers of the Company.

          (d) Vacations. The Executive shall be entitled to a reasonable paid vacation of not less that ten (10) business days each year during the term of this Agreement, exclusive of national and religious holidays and weekends, which vacation shall be taken by the Executive in accordance with the business requirements of the Company at the time and its personnel policies then in effect relative to this subject.

          (e) Working Facilities; Travel. During the term of this Agreement, the Company shall provide at its expense, adequate office space, furniture, equipment, supplies, and personnel (including professional, clerical, support and other personnel) as shall be suitable in the opinion of the Chief Executive Officer of the Company to the Executive's position and adequate for the Executive's use in performing his duties and responsibilities under this Agreement. The Executive shall be based at e.TV's office at 12775 Gran Bay Parkway West, Building 200, Jacksonville, Florida or any successor office in the Jacksonville Florida area, and he shall be required to travel to the Company's offices at 77 Spruce Street, Cedarhurst, New York and to meet with customers and attend conferences, conventions and the like from time to time in order for him to carry out his duties hereunder.

          (f) Automobile Allowance. During the term of this Agreement, the Company shall provide the Executive with a monthly automobile allowance of one thousand dollars ($1,000). Any allowance due the Executive pursuant to the preceding provisions of this paragraph shall be paid by the Company concurrently with payroll.

          (g) Signing Bonus. Upon signing this Agreement in connection with the Executive becoming Executive Vice President of Compu-DAWN and President of e.TV and a

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     Director of the Company,  Compu-DAWN shall pay to the Executive Twenty Five
     Thousand Dollars ($25,000) in cash as a signing bonus, subject to any federal, state and local withholding tax requirements.

          (h) Upon signing this Agreement in connection with the Executive becoming Executive Vice President of Compu-DAWN and President of e.TV and a Director of the Company, Compu-DAWN shall grant to the Executive common Stock purchase options to purchase the number of shares of common stock of Compu-DAWN upon the terms and conditions set forth in the stock option agreement attached hereto as Exhibit 1.5(h).

     1.6 Termination. This Agreement and the Executive's employment hereunder may be terminated without any breach of this Agreement at any time during the term hereof only by reason of and in accordance with the following provisions:

          (a) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of the Executive's death, and the Company shall have no further liability hereunder to the Executive or his estate except to the extent set forth in Section 1.7(a) hereof.

          (b) Disability. If, during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder by reason of becoming totally disabled as hereinafter defined for six (6) months out of twelve (12) month period, then the Company may terminate this Agreement immediately upon written notice to the Executive without any further liability hereunder to the Executive except as set forth in Section 1.7(b) hereof. For purposes of this Agreement, the Executive shall be deemed to have become disabled when (i) he either receives "disability benefits" under (a) Social Security, or (b) the Companys disability plan, if any (whether funded with insurance or self-funded by the Company), or (ii) the Board of Directors of the Company, upon the written report of a qualified physician (after complete examination of the Executive) designated by the Board of Directors of Compu-DAWN or its insurers, shall have determined that the Executive has become physically and/or mentally incapable of performing his duties under this Agreement.

          (c) Termination by the Company for Cause. Prior to the expiration of the term of this Agreement, the Company may discharge the Executive for cause and terminate this Agreement immediately upon written notice to the Executive without any further liability hereunder to the Executive or his estate, except to the extent set forth in Section 1.7(c) hereof. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Executive upon written notice to the Executive limited, however, to one or more of the following reasons:

               (1)   Misappropriation   or  embezzlement  by  the  Executive  in
          connection with the Company as determined by the affirmative unanimous vote of the

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          Board of Directors of Compu-DAWN other than the Executive;

               (2) Gross mismanagement or willful neglect of the Executive's duties as determined by the affirmative unanimous vote of the Board of Directors of Compu-DAWN (other than the Executive) after notice to the Executive of the particular details thereof and a period of thirty
          (30) days thereafter within which to cure such act or acts of mismanagement or neglect, and the failure of the Executive to cure such act or acts within such thirty (30) day period;

               (3) Indictment and conviction of a felony; or

               (4) Willful and unauthorized disclosure of Trade Secrets (as defined in Section 1.8 hereof) of the Company as determined by the affirmative unanimous vote of the Board of Directors of the Company, other than the Executives.

          (d) Termination by the Company with Notice. The Company may terminate this Agreement, for a reason other than as set forth in subparagraphs (a),
     (b), (c) or (g) of this Section 1.6 at any time immediately upon written notice to the Executive without any further liability hereunder to the Executive except to the extent set forth in Section 1.7(d) hereof.

          (e) Termination by the Executive for Good Reason. The Executive may terminate this Agreement at any time for Good Reason (as hereinafter defined) in which event the Company shall have no further liability hereunder to the Executive except to the extent set forth in Section 1.7(f) hereof. For purposes of this Agreement, the term "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any the following circumstances (which changes shall constitute a "Change"):

               (1) The assignment to the Executive of any duties inconsistent in any material respect (unless in the nature of a promotion) with the Executive's position in the Company immediately prior to such Change (including, but not limited to, the Executive's status, offices and titles), or a significant adverse alteration or diminution in the nature or status of the Executive's authority, duties or responsibilities from those in effect immediately prior to such Change, other than an isolated, insubstantial and inadvertent action that is fully corrected within thirty (30) days after receipt of written notice from the Executive;

               (2) Any material failure by the Company to comply with any of the provisions of Section 1.4 or 1.5 of this Agreement, other than an isolated, insubstantial and inadvertent action that is fully corrected within thirty (30) days after receipt of written notice from the Executive;


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               (3) The Company's  requiring  the Executive to be based  anywhere other than within a reasonable travel distance from Jacksonville, Florida, except as provided in Section 1.5(e) hereof and except for travel reasonably required of the Executive in the performance of the Executive's duties on behalf of the Company;

               (4) The failure of the Company to obtain an agreement, satisfactory to the Executive, from any and all successors to assume and agree to perform this Agreement, as contemplated in Section 1.9 hereof; or

               (5) Any failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company.

          During a period of six (6) months immediately following any such termination of this Agreement by the Executive, the Executive agrees to provide such consulting services to the Company as it may reasonably request, at such time or times within such period as may be mutually agreed upon between the Company and the Executive. The Executive shall be compensated for any such consulting services at a daily rate equal to one thirtieth (1/30) of the monthly Salary paid to the Executive at the time of the Executive's resignation from the Company, plus reimbursement for any reasonable out-of-pocket expenses incurred by the Executive in rendering such consulting services.

          (f) Termination upon Change in Control. The Company may terminate this Agreement at any time within twelve (12) months after a Change in Control (as hereinafter defined) immediately upon written notice to the Executive without any further liability hereunder to the Executive except to the extent set forth in Section 1.7(f) hereof. For purposes of this Agreement, the terms "Change of Control" shall mean, except in connection with, or in relation to, a capital raising transaction:

               (1) The transfer, through one transaction or a series of related transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then outstanding shares of common stock or the combined voting power of Compu-DAWN's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then outstanding shares of common stock or the combined voting power of Compu-DAWN's then outstanding voting securities entitled to vote generally in the election of directors;



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               (2) Approval by the  shareholders  of  Compu-DAWN  of a merger or consolidation, with respect to which persons who were the shareholders of Compu-DAWN immediately prior to such merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

               (3) The transfer, through one transaction or a series of related transactions, of more than 50% of the assets of the Company, or the last of any series of transfers that results in the transfer of more than 50% of the assets of the Company. For purposes of this paragraph, the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the most recent financial statement prepared by the Company's independent accountants; or

               (4) During any calendar year, individuals who at the beginning of such year constituted the Board of Compu-DAWN and any new director or directors whose election by the Board was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the year or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof provided, however, that this provision will not be triggered in the event the Executive votes or causes other stockholders to vote their shares to cause said change to the directorship of the Company.

     1.7 Compensation upon Termination.

          (a) Death. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.6 (a) hereof due to the death of the Executive, the Company shall have no further obligation to the Executive or his estate, except to pay to the Executive's spouse, or if he leaves no spouse, to the estate of the Executive (provided, however, that the Executive, with the written consent of the Executive's spouse, if any, may affirmatively designate a beneficiary other than his spouse or estate):
     (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits, which have accrued as of the date of death, but were then unpaid or unused, (ii) any accrued, but unpaid, Bonus but without accelerating the bonus payment date, and (iii) an amount equal to the difference between (a) the full monthly Salary payable hereunder as of the date of death of the Executive for a period consisting of that number of months equal to one (1) month multiplied by the number of full years that the Executive was an employee of the Company or a subsidiary or a predecessor in interest thereof, and
     (b) the monthly payment, if any, payable to the Executive under the Company's salary continuation plan, if any, for the corresponding month during the period set forth in clause (iii)(a) above. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the death of the Executive, and any amount due the Executive under clause (ii) of this paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided,

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     however,  that  any  unpaid  Earnings  Annual  Bonus  shall  be paid to the
     Executive within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors for which such Bonus is due.

          (b) Disability. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.6(b) hereof due to the Disability of the Executive, the Company shall be relieved of all of its obligations under this Agreement, except to pay the Executive (i) any accrued, but unpaid Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date on which such permanent disability is determined, but then remain unpaid, (ii) any accrued, but unpaid, Bonus but without accelerating the bonus payment date, and (iii) an amount equal to the difference between (a) the full monthly Salary payable hereunder as of the date of termination of the Executive's employment hereunder for a period consisting of that number of months equal to one (1) month multiplied by the number of full years that the Executive was an employee of the Company or a subsidiary or predecessor in interest thereof, and subject to a minimum of three (3) months (b) the monthly payment, if any, payable to the Executive under the Company's salary continuation plan and/or disability plan, if any, for the corresponding month during the period set forth in clause (iii)(a) above. The provisions of the preceding sentence shall not affect the Executive's rights to receive payments under the Company's disability insurance plan, if any. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, any amount due the Executive under clause (ii) of this paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided, however, that any unpaid Earnings Annual Bonus shall be paid to the Executive within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors for which such Bonus is due, and any amount due the Executive under clause (iii) of this paragraph shall be paid in accordance with the Company's regular payroll periods during the period set forth in clause (iii).

          (c) Cause. In the event the Executive's employment hereunder is terminated by the Company for Cause pursuant to the provisions of Section 1.6(c) hereof, the Company shall have no further obligation to the Executive under this Agreement except to pay the Executive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits, which have accrued as of the date of termination of this Agreement, but were then unpaid or unused, and (ii) any accrued, but unpaid, Bonus, but without accelerating the bonus payment date. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, and any amount due the Executive under clause (ii) of this Paragraph shall be paid within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors for which such Bonus is due.



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          (d)  Termination  by  the  Company  with  Notice.  In  the  event  the
     Executive's employment hereunder is terminated by the Company pursuant to the provisions of Section 1.6(d) hereof, the Executive shall be entitled to
     receive  (i)  any  accrued,   but  unpaid,   Salary,   any  authorized  but
     unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid, Bonus, and (iii) the full monthly Salary payable hereunder for the unexpired term of the Agreement subject to mitigation in the event the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of section 1.6(d) hereof. Any amount due the Executive under clauses (i), (ii) and (iii) of this paragraph (other than for any Bonus) shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment thereunder; provided, however, that any unpaid Bonus shall be paid to the Executive within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors for which such Bonus is due.

          (e) Termination by the Executive with Notice. In the event the Executive's employment hereunder is terminated by the Executive pursuant to the provisions of Section 1.6(e) hereof, the Executive shall be entitled to receive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of this Agreement, but were then unpaid or unused, and (ii) any accrued, but unpaid, Bonus. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, and any amount due the Executive under clause (ii) of this paragraph shall be paid to the Executive within ninety
     (90) days after the end of the Company's taxable year for which such Bonus is due. In addition, the Company may, at its option, cancel and terminate any and all of the Executive's unexercised stock options, if any.

          (f) Termination by the Executive for Good Reason.

               (1) Prior to Change of Control. In the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f) hereof prior to the occurrence of a Change of Control, the Executive shall be entitled to receive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid Bonus, and (iii) an amount equal to One Hundred (100%) percent of the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment. Any amount due the Executive under clauses
          (i), (ii) and (iii) of this paragraph (other than for any Bonus) shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder; provided, however, that any unpaid Bonus shall be paid to the Executive within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors for which such Bonus is due. In addition, in the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f) hereof prior to the occurrence of a Change of Control, the Company at its expense shall continue to provide the Executive with the benefits set forth in
          Section 1.5(b), 1.5(c) 1.5(f) and 1.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6(f) hereof; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's then current employer.

               (2) After Change of Control. In the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f) hereof after the occurrence of a Change of Control, the executive shall be entitled to receive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any or accrued but unpaid Bonus, and (iii) an amount equal to One Hundred (100%) percent of the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of section 1.6(f) hereof. Any amount due the Executive under clauses (i), (ii) and (iii) of this paragraph (other than for any Bonus) shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder; provided, however, than any unpaid Bonus and shall be paid to the Executive within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors relating to the fiscal year for which such Bonus is due. In addition, in the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f) hereof after the occurrence of a Change of Control, the Company at its expense shall continue to provide the Executive with the benefits set forth in Section 1.5(b), 1.5(c), 1.5 (f) and 1.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's current employer.

          (g) Termination by the Company After Change of Control. In the event this Agreement is terminated by the Company pursuant to the provisions of
     Section 1.6(g) hereof after the occurrence of a Change of Control, the Executive shall be entitled to receive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid, Bonus and (iii) an amount equal to One Hundred (100%) percent of the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6 (g) hereof. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, any amount due to the Executive under clause (ii) of this paragraph shall be paid to the Executive within thirty (30) days after the Company's audited financial statements for the fiscal year is made available by the Company's auditors for which such Bonus is due, and any amount due the Executive under clause (iii) of this paragraph shall be paid in a lump sum in cash within ninety (90) days after the termination of the Executive's employment hereunder. In addition, in the event this Agreement is terminated by the Company pursuant to the provisions of Section 1.6(g) hereof after the occurrence of a Change of Control, the Company at its expense shall continue to provide the Executive with the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6(g) hereof; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5 (f) and 1.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's then current employer.

          (h) Termination of Obligations of the Company Upon Payment of Compensation. Upon payment of the amount, if any, due the Executive pursuant to the preceding provisions of this Section, the Company shall have no further obligation to the Executive under this Agreement.

     1.8 Protective Covenants. The Executive recognizes that his employment by the Company is one of the highest trust and confidence because (i) the Executive will become fully familiar with all aspects of the Company's business and that of its subsidiaries during the period of his employment with the Company, and
(ii) certain information of which the Executive will gain knowledge during his employment is proprietary and confidential information which is of special and peculiar value to the Company or its subsidiaries (the "Proprietary Information"). If any such Proprietary Information were imparted to or became known by any person, including the Executive, engaging in a business in competition with that of the Company or its subsidiaries, hardship, loss and irreparable injury and damage could result to the Company or its subsidiaries, the measurement of which would be difficult if not impossible to ascertain. The Executive acknowledges that any and all Proprietary Information shall be the sole and absolute property of the Company in perpetuity, that the Executive shall promptly disclose such Proprietary Information to the Company, and the Executive shall have no right, title or interest therein or to receive additional monies therefor, regardless of whether development occurred during working hours or any other time during the term of the Executive's employment with the Company. The Executive shall assist the Company in obtaining patents on all such Proprietary Information deemed patentable by the Company and shall execute all documents necessary to obtain such patents and to vest the Company with full and extensive title to the patents and to protect the patents against infringement by others. The Executive agrees that any patent application filed by the Executive within one (1) year after a termination of the Executive's employment with the Company shall be conclusively presumed to relate to an invention made during the term of the Executive's employment with the Company. The Executive further acknowledges that the Company or its subsidiaries has developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, technical information, Proprietary Information, computer software programs, tapes and discuss concerning its operations systems, customer lists, customer leads, documents identifying past, present and future customers, hiring and training methods, investment policies, financial and other confidential and proprietary information concerning its operations and expansion plans ("Trade Secrets"). Therefore, the Executive agrees that it is necessary for the Company to protect its business and that of its subsidiaries from such damage, and the Executive further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interest of both the Executive and the Company, to protect the Company or its subsidiaries against such damage and shall apply to and be binding upon the Executive as provided herein:

          (a) Trade Secrets. The Executive recognizes that his position with the Company is one of the highest trust and confidence by reason of the Executive's access to and contact with certain Trade Secrets of the Company and its subsidiaries. The Executive agrees and covenants to use his best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets of the Company and its subsidiaries. The Executive further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Executive shall not, either during the term of this Agreement or thereafter, directly or indirectly, use for the Executive's own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, any Trade Secret (whether or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) of the Company or its subsidiaries or of others with whom the Company or its subsidiaries has a business relationship. All memoranda, notes, records, drawings, documents, or other writings whatsoever made, compiled, acquired, or received by the Executive during the term of this Agreement, arising out of, in connection with, or related to any activity or business of the Company or its subsidiaries, including, but not limited to, the customers, suppliers, or others with whom the Company or its subsidiaries has a business relationship, the arrangements of the Company or its subsidiaries with such parties, and the pricing and expansion policies and strategy of the Company or its subsidiaries, are, and shall continue to be, the sole and exclusive property of the Company or its subsidiaries, are, and shall continue to be, the sole and exclusive property of the Company or its subsidiaries, as applicable, and shall, together with all copies thereof and all advertising literature, to be returned and delivered to the Company by the within five (5) days of the termination of this Agreement, or at any time upon the Company's demand.

          (b) Inventions as Sole Property of Company. Executive agrees promptly to disclose to the Company any and all inventions, ideas, discoveries, improvements, trade secrets, formulas, techniques, processes, developments, know how, and writings or other materials, whether or not patentable and whether or not reduced to practice, conceived, made or learned by the Executive during the period of his/her employment, either alone or jointly with others, which relate to or result from the actual or anticipated business, work, research or investigations of the Company, or which result, to any extent, from use of the Company's premises or property (such inventions, ideas, discoveries, improvements, trade secrets, formulas, techniques, processes, developments know-how, and writings or other materials being hereinafter collectively referred to as the "Inventions"). Executive acknowledges and agrees that all the Inventions (including all rights of copyright therein) shall be the sole property of the Company or any other entity designated by it, and the Executive hereby assigns to the Company his/her entire right and interest in and to all the Inventions. The Company or any other entity designated by it shall be the sole owner of all domestic and foreign rights pertaining to the Inventions. Executive further agrees as to all the Inventions to assist the Company in every way (at the Company's expense) to obtain and from time to time enforce patents on the Inventions in any and all countries, and to execute all instruments and do all other things reasonable necessary or appropriate to vest more fully in the Company all right, title and interest in and to such Inventions. To that end, by way of illustration but not limitation, Executive will testify in any suit or other proceeding involving any of the Inventions, execute all documents which the Company reasonably determines to be necessary or convenient for use in applying for and obtaining patents thereon and enforcing same, and execute all necessary assignments thereof to the Company or persons designated by it. Executive's obligation to assist the Company in perfecting its rights to the Inventions shall continue beyond the termination for the time actually spent by Executive at the Company's request on such assistance. The Executive shall be compensated for any such services at a daily rate equal to one thirtieth (1/30) of the monthly Salary paid to the Executive at the time of the Executive's termination from the Company, plus reimbursement for any reasonable out-of-pocket expenses incurred by the Executive in rendering such services. All inventions, if any, which Executive made prior to his/her employment by the Company are excluded from the scope of this Agreement. As a matter of record, Executive has set forth on Exhibit A attached hereto a complete list of all inventions, discoveries, improvements, writings or other materials relating to the Company's business which have been made by Executive prior to his/her employment with the Company. Executive represents and covenants that such list is complete.

          (c) Restriction on Soliciting Certain Persons of the Company and its Subsidiaries. The Executive covenants that during the term of this Agreement and for a periodof twenty-four (24) months following the termination of this Agreement, he will not, either directly or indirectly,
     (i) disclose or otherwise make known to any person or entity the names and addresses of any of the customers, suppliers, vendors, sales representatives, distributors, employees, or consultants of the Company, or
     (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the customers, suppliers, vendors, sales representatives, distributors, employees, or consultants of the Company, or its subsidiaries with whom he became acquainted during his employment with the Company, either for himself or for any other person, firm, corporation or other entity.

          (d) Covenant Not to Compete. The Executive hereby covenants and agrees that during the term of this Agreement and for a period of twelve (12) months following the termination, of his employment hereunder, he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder (other than through ownership of public traded capital stock of a corporation which represent less than five percent (5%) of the outstanding capital stock of such corporation), corporate officer, director, investor, financier or in any other individual or representative capacity, engage or participate in any business of the Company or any of its subsidiaries during the term of this Agreement and as of the date of termination of the Executive's employment hereunder which is directly competitive with the business of the Company or any of its subsidiaries as of such date.

          (e) Survival of Covenants. Each covenant of the Executive set forth in this Section 1.8 shall survive the termination of this Agreement and shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of said covenant.

          (f) Remedies. In the event of breach or threatened breach by the Executive of any provision of this Section 1.8, the Company shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach violation, or threatened breach or violation.

          However, in the event the Company commences an action and does not prevail, the Company shall pay the Executive all reasonable legal costs and expenses in connection with the defense or any action brought by the Company against him.

     1.9 Merger or Acquisition. In the event the Company should consolidate, or merge into another corporation, or transfer all or substantially all of its assets to another entity, or divide its assets among a number of entities, this Agreement shall continue in full force and effect. The Company will require any and all successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree pursuant to an appropriate written assumption agreement to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such successor shall be a breach of this Agreement and shall entitle the Executive to terminate his employment and this Agreement for Good Reason. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this Section 1.9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     1.10 Reimbursement of Employee Expenses. The Executive is authorized to incur ordinary, necessary and reasonable expenses in connection with the performance of his duties and responsibilities under this Agreement and for the promotion of the business and activities of the Company during the term hereof, including, without limitation, expenses for necessary travel and necessary travel and entertainment and other items of expenses required in the normal and routine course of the Executive's employment hereunder. The Company will reimburse the Executive from time to time for all such business expenses of at least $500.00 per month incurred pursuant to and in conformity with the provisions of this Section provided that the Executive presents to the Company with respect to all expenses above $500.00 in the aggregate each month:

          (a) An accounting in which the Executive recorded at or near the time each expenditure was made; (i) the amount of the expenditures, (ii) the time, place and designation of the type of entertainment and travel or other expenses, or the date and description of the gift (gifts made to one individual are not to exceed a total of Twenty-Five and No/100 Dollars ($25.00) in any taxable year); (iii) the business reason for the expenditure and the nature of the business benefit derived or expected to be derived as the result of the expenditure; and (iv) the names, occupations, addresses and other information concerning each person who was entertained or given a gift sufficient to establish the business relationship to the Company; and

          (b) Documentary evidence (such as receipts or paid bills) which state sufficient information to establish the amount, date, place and essential character of the expenditure, for such expenditure (i) of Twenty-Five and No/100 Dollars ($25.00) or more except for transportation charges if not readily available) and (ii) for lodging or traveling away from home.

     2.1 Covenants of Compu-DAWN. Within ten (10) days following the execution and delivery of this Agreement Compu-DAWN shall use its best efforts to cause the Board of Directors to expand the Board of Directors to seven (7) and shall cause the following persons to continue to serve as directors or to be elected by the incumbent directors to fill vacancies caused by the increase in the size of the Board of Directors or the resignation of certain current directors, as the case may be, and subject to their respective consent to so serve: Mark Honigsfeld, Louis Libin, Rudy C. Theale, Jr., R.E. Turner IV, one person designated by Messrs. Honigsfeld and Libin, one person designated by Messrs. Theale and Turner, and one person mutually agreed to by Messrs. Honigsfeld, Libin, Theale and Turner.

     This covenant is subject to the stockholder's and Board of Directors rights and duties to remove any director for cause pursuant to law, or Compu-DAWN's certificate of incorporation and bylaws and to fulfill the directors fiduciary duties. This covenant shall expire following the next Annual Meeting of Stockholders of Compu-DAWN at which elections for the class of directors including any of Messrs. Honigsfeld, Libin, Theale or Turner are to be held, with respect to each of them.

                               GENERAL PROVISIONS

     3.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed to the respective parties as follows:

                  If to the Executive:

                  12 Hopson Road
                  Jacksonville Beach, Florida 32250

                  If to the Company:

                  Compu-Dawn, Inc.
                  77 Spruce Street
                  Cedarhurst, New York 11516
                  ATTN: Mark Honigsfeld,
                  Chairman of the Board

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

     3.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     3.3 Waiver, Modification, and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties concerning employment and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated provided, however that the terms and conditions of that separate Confidential Proprietary Information Agreement entered into by and between the Company and the Executive shall control with respect to the subject matter thereof. The terms of this

Agreement may not be modified, altered or amended except by written agreement of the Executive and the Company, subject to the prior approval of the Board of Directors of the Company.

     3.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, his heirs and representatives.

     3.5 Choice of Law and Venue. The parties agree that this Agreement is made and entered into in Nassau County, New York and shall be governed by and construed in accordance with the laws of the State of New York.

     3.6  Representation  of Executive.  The  Executive  hereby  represents  and warrants to the Company that he has not previously assumed any obligations inconsistent with those contained in this Agreement. The Executive further represents and warrants to the Company that the Executive has entered into this Agreement pursuant to his own initiative and that the Company did not induce the Executive to execute this Agreement in contravention of any existing commitments. The Executive acknowledges that the Company has entered into this Agreement in reliance upon the foregoing representations of the Executive.

     3.7  Independent  Counsel.  The Company has been  represented  by CERTILMAN
BALIN ADLER & HYMAN, LLP. The Executive has been represented by ROBERT E. MESHEL, P.C. Each has made his or its own determination with respect to counsel without coercion from the other. Each has thoroughly reviewed the provisions of this Agreement and all matters concerning the consulting with the benefit of independent counsel.

     3.8 Arbitration Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in Nassau County, New York under the rules of the American Arbitration Association. Judgment upon the award may be entered in any court having jurisdiction. Arbitrator(s) may not award the prevailing party in such arbitration attorney's fees, expenses and costs of arbitration.

     3.9 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written effective as of the Effective Date.


                                          COMPU-DAWN, INC.


                                          By:/s/ Mark Honigsfeld
                                             ------------------------
                                             MARK HONIGSFELD,
                                             Chief Executive Officer

                                          e.TV COMMERCE, INC.


                                          By: /s/ Mark Honigsfeld
                                             -------------------------


                                          EXECUTIVE:

                                          /s/ Rudy C. Theale
                                          --------------------------
                                          Rudy C. Theale,
                                          President e.TV Commerce, Inc.
                                          Executive V.P. Compu-DAWN, Inc.

     Mark Honigsfeld and Louis Libin hereby each agree that he will vote in favor of the matters set forth in Section 2.1 of the Employment Agreement dated January 8, 1999 between Compu-DAWN, Inc. and e.TV Commerce, Inc. and Rudy C. Theale, Jr.


                                                /s/ Mark Honigsfeld
                                                ----------------------------
                                                Mark Honigsfeld




                                                /s/ Louis Libin
                                                ----------------------------
                                                Louis Libin

                                 EXHIBIT 1.5(h)

                         FORM OF STOCK OPTION AGREEMENT


     See attached.